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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

      The following list sets forth the direct and indirect subsidiaries of the registrant as of March 15, 2002 and their respective jurisdictions of incorporation or organization:

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             SUBSIDIARY                                            JURISDICTION
             ----------                                            ------------
             Vert Tech LLC                                         Delaware
             Verticalnet LLC                                       Delaware
             Verticalnet Africa Pty Ltd.                           South Africa
             Verticalnet Enterprises                               Delaware
             Verticalnet Ltd.                                      Israel
             Boulder Interactive Technology Services Co.           Colorado
             VNI Holdings Inc.                                     Delaware
             Verticalnet Solutions LTD                             England and Wales
             LabX Technologies Inc.                                Manitoba, Canada
             Verticalnet International LLC                         Delaware
             Verticalnet Europe B.V.                               Amsterdam, Netherlands
             BT Fifty Five                                         England and Wales
             Verticalnet LTD                                       England and Wales
             Verticalnet Europe LTD                                England and Wales
             Verticalnet UK Employees Ltd.                         England and Wales
             Verticalnet Software LLC                              Delaware
             Atlas Commerce, Inc.                                  Delaware
             Verticalnet Software, Inc.                            Delaware
             Atlas Commerce Finance Inc.                           Delaware
             Atlas Commerce Ltd.                                   England and Wales
             Atlas Commerce S.A.                                   France
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